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Sung Lee
(650) 524-7792

For Immediate Release

GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

- Product Sales of $7.4 billion -
- Diluted EPS of $2.49 per share -
- Non-GAAP Diluted EPS of $2.75 per share -
- Reiterates Full Year 2016 Guidance -

Foster City, CA, November 1, 2016 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the third quarter ended September 30, 2016. The financial results that follow represent a year-over-year comparison of third quarter 2016 to the third quarter 2015. Total revenues were $7.5 billion in 2016 compared to $8.3 billion in 2015. Net income was $3.3 billion or $2.49 per diluted share in 2016 compared to $4.6 billion or $3.06 per diluted share in 2015. Non-GAAP net income, which excludes amounts related to acquisition-related, up-front collaboration, stock-based compensation and other expenses, was $3.7 billion or $2.75 per diluted share in 2016 compared to $4.8 billion or $3.22 per diluted share in 2015.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share amounts)	2016	2015	2016	2015
Product sales	$7,405	$8,211	$22,737	$23,742
Royalty, contract and other revenues	95	84	333	391
Total revenues	$7,500	$8,295	$23,070	$24,133

Net income attributable to Gilead	$3,330	$4,600	$10,393	$13,425
Non-GAAP net income*	$3,677	$4,836	$12,128	$14,285

Diluted earnings per share	$2.49	$3.06	$7.59	$8.73
Non-GAAP diluted earnings per share*	$2.75	$3.22	$8.87	$9.29

*
Non-GAAP net income and non-GAAP diluted earnings per share exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

Product Sales
Total product sales for the third quarter of 2016 were $7.4 billion compared to $8.2 billion for the same period in 2015.
Product sales for the third quarter of 2016 were $5.1 billion in the United States, $1.4 billion in Europe, $452 million in Japan and $479 million in other locations. Product sales for the third quarter of 2015 were $5.6 billion in the United States, $1.7 billion in Europe, $454 million in Japan and $504 million in other locations.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

November 1, 2016	2

Antiviral Product Sales
Antiviral product sales, which include primarily products in Gilead’s HIV and liver disease areas, were $6.8 billion for the third quarter of 2016 compared to $7.7 billion for the same period in 2015.

•
HIV and other antiviral product sales were $3.5 billion compared to $2.9 billion for the same period in 2015. The increase was primarily due to the continued uptake of our tenofovir alafenamide (TAF) based products, Genvoya® (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir alafenamide 10 mg), Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg) and Odefsey® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir alafenamide 25 mg).

•
HCV product sales, which consist of Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg), Sovaldi® (sofosbuvir 400 mg) and Epclusa® (sofosbuvir 400 mg/velpatasvir 100 mg), were $3.3 billion compared to $4.8 billion for the same period in 2015. The decline was due to lower sales of Harvoni and Sovaldi, partially offset by sales of Epclusa, which was launched in the United States and Europe in June and July 2016, respectively.

Other Product Sales
Other product sales, which include Letairis® (ambrisentan), Ranexa® (ranolazine) and AmBisome® (amphotericin B liposome for injection), were $564 million for the third quarter of 2016 compared to $509 million for the same period in 2015.
Operating Expenses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions)	2016	2015	2016	2015
Research and development expenses (R&D)	$1,141	$743	$3,890	$2,257
Non-GAAP research and development expenses*	$981	$713	$2,790	$2,066

Selling, general and administrative expenses (SG&A)	$831	$903	$2,406	$2,360
Non-GAAP selling, general and administrative expenses*	$780	$850	$2,256	$2,211

*
Non-GAAP R&D and SG&A expenses exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7 and 8.

During the third quarter of 2016, compared to the same period in 2015:

•
Research and development expenses and non-GAAP research and development expenses* increased primarily due to the overall progression of Gilead’s clinical studies, including a $200 million milestone expense associated with Gilead’s purchase of Nimbus Apollo, Inc.

•	Selling, general and administrative expenses and non-GAAP selling, general and administrative expenses* decreased primarily due to lower branded prescription drug fee expense.
Cash, Cash Equivalents and Marketable Securities
As of September 30, 2016, Gilead had $31.6 billion of cash, cash equivalents and marketable securities compared to $24.6 billion as of June 30, 2016. This increase was primarily due to the issuance of $5.0 billion aggregate principal amount of senior unsecured notes in September 2016. Cash flow from operating activities was $4.3 billion for the quarter. During the third quarter and the first nine months of 2016, Gilead utilized $1.0 billion and $10.0 billion on stock repurchases, respectively.

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November 1, 2016	3

Full Year 2016 Guidance Reiterated
Gilead reiterates its full year 2016 guidance, as revised on July 25, 2016:

(In millions, except percentages and per share amounts)	Updated July 25, 2016 Reiterated November 1, 2016
Net Product Sales	$29,500 - $30,500
Non-GAAP*
Product Gross Margin	88% - 90%
R&D Expenses	$3,600 - $3,800
SG&A Expenses	$3,100 - $3,300
Effective Tax Rate	18.0% - 20.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration, Stock-based Compensation and Other Expenses	$1.47 - $1.53

*
Non-GAAP Product Gross Margin, R&D and SG&A expenses and effective tax rate exclude acquisition-related, up-front collaboration, stock-based compensation and other expenses. A reconciliation between GAAP and non-GAAP full year 2016 guidance is provided in the tables on page 9.

Corporate Highlights

•
Announced that Kelly A. Kramer was appointed to the company’s Board of Directors and Audit Committee. Ms. Kramer is currently Executive Vice President and Chief Financial Officer of Cisco Systems, Inc.

•
Announced that Gilead entered into a partnership with the World Health Organization (WHO) to provide $20 million in funding and drug donations over five years to expand access to diagnostic services and treatment for visceral leishmaniasis (VL). As part of this collaboration, Gilead will donate 380,000 vials of AmBisome to meet the needs of WHO to treat VL in key endemic countries, including Bangladesh, Ethiopia, India, Nepal, South Sudan and Sudan.

Product and Pipeline Updates announced by Gilead during the Third Quarter of 2016 include:

•
Announced that the European Commission granted marketing authorization for once-daily Truvada® (emtricitabine 200 mg/tenofovir disoproxil 245 mg) in combination with safer-sex practices to reduce the risk of sexually acquired HIV-1 infection among uninfected adults at high risk, a strategy known as pre-exposure prophylaxis, or PrEP. Truvada was approved by the European Medicines Agency in 2005 for use in combination with other antiretroviral agents for the treatment of HIV-1 infection in adults aged 18 years and over, and is currently the most prescribed antiretroviral medicine in Europe as part of combination therapy.

•
Announced that the European Commission granted marketing authorization for Epclusa, the first pan-genotypic, single tablet regimen for the treatment of adults with genotype 1-6 chronic hepatitis C virus (HCV) infection. Epclusa for 12 weeks was authorized for use in patients without cirrhosis or with compensated cirrhosis (Child-Pugh A), and in combination with ribavirin (RBV) for patients with decompensated cirrhosis (Child-Pugh B or C). Epclusa is also the first single tablet regimen approved for the treatment of patients with HCV genotype 2 and 3, without the need for RBV. Physicians also have the flexibility to consider the addition of RBV for genotype 3 infected patients with compensated cirrhosis. The marketing authorization followed an accelerated review procedure by the European Medicines Agency, reserved for medicinal products expected to be of major public health interest.

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November 1, 2016	4

Non-GAAP Financial Information
The information presented in this document has been prepared by Gilead in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 7, 8 and 9.
Conference Call
At 4:30 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss results from its third quarter 2016 as well as provide a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com/investors 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-877-359-9508 (U.S.) or 1-224-357-2393 (international) and dial the conference ID 82848433 to access the call.
A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through November 3, 2016. To access the phone replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international) and dial the conference ID 82848433.
About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases. Gilead has operations in more than 30 countries worldwide, with headquarters in Foster City, California.
Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to achieve its anticipated full year 2016 financial results; Gilead’s ability to sustain growth in revenues for its antiviral and other programs; the risk that estimates of patients with HCV or anticipated patient demand may not be accurate; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products, including Epclusa, Harvoni, Genvoya, Odefsey and Descovy; the potential for increased pricing pressure and contracting pressure as well as decreased volume and market share from additional competitive HCV launches, austerity measures in European countries and Japan that may increase the amount of discount required on Gilead’s products, additional negotiated discounts for patient access, shifts in payer mix to more deeply discounted government payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs) and Veterans Administration (VA); continued fluctuations in ADAP and VA purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead’s earnings; the possibility of unfavorable results from clinical trials involving investigational compounds; Gilead’s ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to submit new drug applications for new product candidates in the timelines currently anticipated; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products; Gilead’s ability to successfully commercialize its products, including Epclusa, Harvoni, Genvoya, Odefsey and Descovy; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; Gilead’s ability to successfully develop its oncology, inflammation, cardiovascular and respiratory programs; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates; Gilead’s ability to complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on

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November 1, 2016	5

Gilead’s future revenues and pre-tax earnings; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, CAYSTON®, COMPLERA®, DESCOVY®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, RAPISCAN®, SOVALDI®, STRIBILD®, TRUVADA®, TYBOST®, VIREAD®, VITEKTA®, VOLIBRIS®, and ZYDELIG®.
ATRIPLA® is a registered trademark belonging to Bristol-Myers Squibb & Gilead Sciences, LLC. LEXISCAN® is a registered trademark belonging to Astellas U.S. LLC. MACUGEN® is a registered trademark belonging to Eyetech, Inc. SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company. TAMIFLU® is a registered trademark belonging to Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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November 1, 2016	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Product sales	$7,405	$8,211	$22,737	$23,742
Royalty, contract and other revenues	95	84	333	391
Total revenues	7,500	8,295	23,070	24,133
Costs and expenses:
Cost of goods sold	1,129	1,064	3,186	2,944
Research and development expenses	1,141	743	3,890	2,257
Selling, general and administrative expenses	831	903	2,406	2,360
Total costs and expenses	3,101	2,710	9,482	7,561
Income from operations	4,399	5,585	13,588	16,572
Interest expense	(242)	(165)	(699)	(458)
Other income (expense), net	119	52	288	108
Income before provision for income taxes	4,276	5,472	13,177	16,222
Provision for income taxes	951	880	2,788	2,801
Net income	3,325	4,592	10,389	13,421
Net loss attributable to noncontrolling interest	(5)	(8)	(4)	(4)
Net income attributable to Gilead	$3,330	$4,600	$10,393	$13,425

Net income per share attributable to Gilead common stockholders - basic	$2.52	$3.14	$7.72	$9.11
Shares used in per share calculation - basic	1,322	1,463	1,347	1,474
Net income per share attributable to Gilead common stockholders - diluted	$2.49	$3.06	$7.59	$8.73
Shares used in per share calculation - diluted	1,339	1,503	1,369	1,538
Cash dividends declared per share	$0.47	$0.43	$1.37	$0.86

November 1, 2016	7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Cost of goods sold reconciliation:
GAAP cost of goods sold	$1,129	$1,064	$3,186	$2,944
Acquisition related-amortization of purchased intangibles	(210)	(207)	(630)	(620)
Stock-based compensation expenses	(4)	(3)	(11)	(9)
Other(1)	3	2	9	3
Non-GAAP cost of goods sold	$918	$856	$2,554	$2,318

Product gross margin reconciliation:
GAAP product gross margin	84.8%	87.0%	86.0%	87.6%
Acquisition related-amortization of purchased intangibles	2.8%	2.5%	2.8%	2.6%
Non-GAAP product gross margin(2)	87.6%	89.6%	88.8%	90.2%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,141	$743	$3,890	$2,257
Up-front collaboration expenses	(5)	—	(373)	—
Acquisition related expenses-acquired IPR&D	—	—	(400)	(66)
Acquisition related-IPR&D impairment	(117)	—	(231)	—
Stock-based compensation expenses	(44)	(44)	(129)	(128)
Other(1)	6	14	33	3
Non-GAAP research and development expenses	$981	$713	$2,790	$2,066

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$831	$903	$2,406	$2,360
Stock-based compensation expenses	(47)	(50)	(138)	(148)
Other(1)	(4)	(3)	(12)	(1)
Non-GAAP selling, general and administrative expenses	$780	$850	$2,256	$2,211

Operating margin reconciliation:
GAAP operating margin	58.7%	67.3%	58.9%	68.7%
Up-front collaboration expenses	0.1%	—%	1.6%	—%
Acquisition related-amortization of purchased intangibles	2.8%	2.5%	2.7%	2.6%
Acquisition related expenses-acquired IPR&D	—%	—%	1.7%	0.3%
Acquisition related-IPR&D impairment	1.6%	—%	1.0%	—%
Stock-based compensation expenses	1.3%	1.2%	1.2%	1.2%
Other(1)	(0.1)%	(0.2)%	(0.1)%	—%
Non-GAAP operating margin(2)	64.3%	70.8%	67.1%	72.7%

Notes:
(1) Amounts related to consolidation of a contract manufacturer, contingent consideration and/or other individually insignificant amounts
(2) Amounts may not sum due to rounding

November 1, 2016	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Effective tax rate reconciliation:
GAAP effective tax rate	22.2%	16.1%	21.2%	17.3%
Up-front collaboration expenses	—%	—%	(0.5)%	—%
Acquisition related-amortization of purchased intangibles	(0.4)%	(0.2)%	(0.7)%	(0.4)%
Acquisition related expenses-acquired IPR&D	—%	—%	(0.5)%	—%
Stock-based compensation expenses	—%	0.4%	—%	0.1%
Non-GAAP effective tax rate(1)	21.8%	16.3%	19.5%	17.0%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$3,330	$4,600	$10,393	$13,425
Up-front collaboration expenses	5	—	373	—
Acquisition related-amortization of purchased intangibles	204	202	612	605
Acquisition related expenses-acquired IPR&D	—	—	400	66
Acquisition related-IPR&D impairment	74	—	173	—
Stock-based compensation expenses	70	44	203	184
Other(2)	(6)	(10)	(26)	5
Non-GAAP net income	$3,677	$4,836	$12,128	$14,285

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$2.49	$3.06	$7.59	$8.73
Up-front collaboration expenses	—	—	0.27	—
Acquisition related-amortization of purchased intangibles	0.15	0.13	0.45	0.39
Acquisition related expenses-acquired IPR&D	—	—	0.29	0.04
Acquisition related-IPR&D impairment	0.06	—	0.13	—
Stock-based compensation expenses	0.05	0.03	0.15	0.12
Other(2)	—	(0.01)	(0.02)	0.01
Non-GAAP diluted earnings per share(1)	$2.75	$3.22	$8.87	$9.29

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	1,339	1,503	1,369	1,538
Share impact of current stock-based compensation rules	(1)	(1)	(1)	(1)
Non-GAAP shares used in per share calculation (diluted)	1,338	1,502	1,368	1,537

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$211	$208	$632	$626
Research and development expenses adjustments	160	30	1,100	191
Selling, general and administrative expenses adjustments	51	53	150	149
Other income (expense) adjustments	—	1	—	1
Total non-GAAP adjustments before tax	422	292	1,882	967
Income tax effect	(74)	(58)	(151)	(116)
Other(2)	(1)	2	4	9
Total non-GAAP adjustments after tax	$347	$236	$1,735	$860

Notes:
(1) Amounts may not sum due to rounding
(2) Amounts related to consolidation of a contract manufacturer, contingent consideration and/or other individually insignificant amounts

November 1, 2016	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2016 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

Updated July 25, 2016 Reiterated November 1, 2016
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	85% - 87%
Acquisition-related expenses	3% - 3%
Non-GAAP projected product gross margin(1)	88% - 90%

Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses	$4,700 - $4,945
Acquisition-related expenses / up-front collaboration expenses	(915) - (945)
Stock-based compensation expenses	(185) - (200)
Non-GAAP projected research and development expenses	$3,600 - $3,800

Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$3,305 - $3,515
Stock-based compensation expenses	(205) - (215)
Non-GAAP projected selling, general and administrative expenses	$3,100 - $3,300

Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses:
Acquisition-related expenses / up-front collaboration expenses	$1.26 - $1.30
Stock-based compensation expenses	0.21 - 0.23
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses	$1.47 - $1.53

Note:
(1) Stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin

November 1, 2016	10

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	September 30,	December 31,
	2016	2015(1)

Cash, cash equivalents and marketable securities	$31,611	$26,208
Accounts receivable, net	5,075	5,854
Inventories	1,900	1,955
Property, plant and equipment, net	2,714	2,276
Intangible assets, net	9,386	10,247
Goodwill	1,172	1,172
Other assets	4,751	4,004
Total assets	$56,609	$51,716

Current liabilities	$11,073	$9,890
Long-term liabilities	28,176	22,711
Equity component of currently redeemable convertible notes	—	2
Stockholders’ equity(2)	17,360	19,113
Total liabilities and stockholders’ equity	$56,609	$51,716

Notes:
(1) Derived from the audited consolidated financial statements as of December 31, 2015. Certain amounts have been reclassified to conform to current year presentation
(2) As of September 30, 2016, there were 1,322 million shares of common stock issued and outstanding

November 1, 2016	11

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Antiviral products:
Harvoni – U.S.	$1,084	$2,541	$3,965	$8,383
Harvoni – Europe	380	532	1,447	1,632
Harvoni – Japan	309	111	1,644	111
Harvoni – Other International	87	148	385	393
	1,860	3,332	7,441	10,519

Truvada – U.S.	573	561	1,780	1,470
Truvada – Europe	217	268	713	846
Truvada – Other International	68	74	205	207
	858	903	2,698	2,523

Sovaldi – U.S.	363	692	1,783	1,728
Sovaldi – Europe	184	337	727	1,342
Sovaldi – Japan	143	343	516	405
Sovaldi – Other International	135	94	434	254
	825	1,466	3,460	3,729

Atripla – U.S.	486	597	1,454	1,640
Atripla – Europe	129	161	412	533
Atripla – Other International	35	60	132	161
	650	818	1,998	2,334

Epclusa – U.S.	593	—	657	—
Epclusa – Europe	40	—	40	—
Epclusa – Other International	7	—	7	—
	640	—	704	—

Stribild – U.S.(1)	525	422	1,227	1,068
Stribild – Europe	78	73	243	199
Stribild – Other International	18	16	57	47
	621	511	1,527	1,314

Genvoya – U.S.	407	—	816	—
Genvoya – Europe	46	—	92	—
Genvoya – Other International	8	—	13	—
	461	—	921	—

Complera / Eviplera – U.S.(1)	254	210	675	580
Complera / Eviplera – Europe	143	137	445	427
Complera / Eviplera – Other International	14	13	40	40
	411	360	1,160	1,047

Viread – U.S.	155	151	420	385
Viread – Europe	77	76	234	233
Viread – Other International	71	70	208	184
	303	297	862	802

Odefsey – U.S.	95	—	164	—
Odefsey – Europe	10	—	10	—
	105	—	174	—

Descovy – U.S.	65	—	114	—
Descovy – Europe	23	—	35	—
	88	—	149	—

Note:
(1) Amounts for the three and nine months ended September 30, 2016 include a favorable adjustment of rebate reserves of $223 million and $89 million for Stribild and Complera, respectively

November 1, 2016	12

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Other Antiviral – U.S.	$14	$8	$36	$30
Other Antiviral – Europe	5	6	18	20
Other Antiviral – Other International	—	1	2	3
	19	15	56	53

Total antiviral products – U.S.	4,614	5,182	13,091	15,284
Total antiviral products – Europe	1,332	1,590	4,416	5,232
Total antiviral products – Japan	452	454	2,160	516
Total antiviral products – Other International	443	476	1,483	1,289
	6,841	7,702	21,150	22,321

Other products:
Letairis	215	181	593	508
Ranexa	170	161	467	419
AmBisome	91	88	262	276
Zydelig	39	36	129	92
Other	49	43	136	126
	564	509	1,587	1,421

Total product sales	$7,405	$8,211	$22,737	$23,742